Exhibit 99.1

Vicuron Pharmaceuticals Announces First Quarter 2003 Financial Results
Tuesday May 13, 4:45 pm ET

Company Completes Merger; Moves Lead Product Closer to Market with First NDA Filing

KING OF PRUSSIA, Pa., May 13 /PRNewswire-FirstCall/ — Vicuron Pharmaceuticals Inc. (Nasdaq; Nuovo Mercato: MICU) today reported financial results for the three-month period ended March 31, 2003.

Total revenues were $1.8 million for the first quarter of both 2003 and 2002. Total operating expenses were $109.2 million in the first quarter of 2003 compared to $12.5 million during the same period last year. The increase in operating expenses in 2003 includes a one-time non-cash write-off of acquired in-process research and development (IP R&D) of $94.5 million resulting from the completion of the merger of Versicor and Biosearch Italia.

For the first quarter of 2003, Vicuron reported a net loss of $107.2 million or a net loss per share of $3.15 on 34.0 million weighted average shares outstanding. Excluding the write-off of acquired IP R&D associated with the merger, the net loss in the first quarter of 2003 was $12.7 million, or $0.37 per share. This compares to a net loss of $10.4 million, or $0.45 per share on 23.3 million weighted average shares outstanding, for the first quarter of 2002. Full-year net loss is expected to be within previous guidance of approximately $80 to $85 million, excluding the one-time non-cash write-off of acquired IP R&D.

At March 31, 2003, cash and cash equivalents and unrestricted marketable securities totaled approximately $145.8 million.

“Without question, the first quarter of 2003 was among the most important in the growth of Vicuron Pharmaceuticals, which has the potential to become a dominant force in the hospital market on both sides of the Atlantic with one of the strongest pipelines in the biotechnology industry for tough-to-treat hospital infections,” said George F. Horner III, Vicuron’s president and chief executive officer. “In addition to successfully completing the merger, we reported positive, statistically significant pivotal Phase III data with our lead product, anidulafungin. This led to the filing of our first New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) at the end of April, our most significant milestone achievement to date.”

Recent Corporate, Product and Pipeline Highlights

•  Completed merger between Versicor and Biosearch Italia to create Vicuron Pharmaceuticals, an international biopharmaceutical companyfocused on providing vital medicine for serious indications to the transatlantic hospital market;

•  Submitted NDA to FDA for anidulafungin, the company’s unique echinocandin agent designed to treat serious fungal infections;

•  Announced positive results from a Phase II clinical trial with anidulafungin for the treatment of invasive candidiasis/candidemia, the largest hospital-based fungal infection market;

•  Announced positive results from a pivotal Phase III clinical trial with anidulafungin, which statistically showed the agent is as effective as the standard-of-care for the treatment of esophageal candidiasis;

•  Extended ongoing collaboration with Novartis for the discovery and development of novel oral antibiotics for the community-based market;

•  Presented six abstracts and two oral presentations at 13th Annual European Congress of Clinical Microbiology and Infectious Diseases (ECCMID) meeting in Glasgow, May 10-13, 2003.

About Vicuron

Vicuron Pharmaceuticals is an international biopharmaceutical company focused on discovering, developing, manufacturing and commercializing vital medicine for seriously ill patients. The company recently filed a New

Drug Application with the U.S. Food and Drug Administration for its lead product, anidulafungin, a novel antifungal agent. The company’s other lead product, dalbavancin, a novel intravenous antibiotic for the treatment of serious Gram- positive infections, is in Phase III clinical trials.

Vicuron’s versatile research engine integrates industry-leading expertise in functional genomics, natural products discovery, mechanism-based drug design and combinatorial and medicinal chemistry. These approaches are yielding promising novel and next-generation compounds, many of which are in the later stages of preclinical development. In addition, Vicuron has research and development collaborations with leading pharmaceutical companies, such as Pfizer and Novartis.

Forward-Looking Statements:

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward- looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Vicuron’s control. Vicuron faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including the possibilities that clinical trials and the results thereof might be delayed, that the timing of the filing of any new drug application might be delayed, that subsequent clinical trials might indicate that a product candidate is unsafe or ineffective, that ongoing proprietary and collaborative research might not occur or yield useful results, that competitors might develop superior substitutes for their products or market them more effectively, that a sales force may not be developed as contemplated and that one or more of its product candidates may not be commercialized successfully. The reports that Vicuron files with the U.S. Securities and Exchange Commission contain a fuller description of these and many other risks to which Vicuron is subject. Because of those risks, Vicuron’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statement. The information set forth in this news release represents management’s current expectations and intentions. Vicuron assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

VICURON PHARMACEUTICALS INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
	(unaudited)
Revenues:
Collaborative research and development,
contract services and government grants	$1,717	$1,554
License fees and milestones	41	258

Total revenues	1,758	1,812

Operating expenses:
Research and development	12,723	9,997
General and administrative	2,082	2,501
Acquired in-process research and development	94,532	—

Total operating expenses	109,337	12,498

Loss from operations	(107,579)	(10,686)

Other income (expense):
Interest income	449	345
Interest expense	(70)	(62)

Net loss	$(107,200)	$(10,403)

Net loss per share:
Basic and diluted	$(3.15)	$(0.45)

Weighted average shares	33,995	23,261

Pro-forma net loss and net loss per share, excluding acquired in-process research and development:

Net loss	$(107,200)	$(10,403)
Less: acquired in-process research and development	94,532	—

Pro-forma net loss	$(12,668)	$(10,403)

Pro-forma net loss per share, basic and diluted	$(0.37)	$(0.45)

VICURON PHARMACEUTICALS INC.

CONDENSED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2003	2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,668	$28,271
Marketable securities	105,697	34,034
Accounts receivable, net	3,287	—
Prepaid expenses and other current assets	4,905	5,451

Total current assets	153,557	67,756
Property, plant and equipment	32,151	4,875
Intangible assets, net	20,621	—
Long-term receivables	8,180	—
Long-term marketable securities - restricted	6,133	—
Long-term marketable securities - other	440	—
Other assets	357	105

Total assets	$221,439	$72,736

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,306	$6,491
Accrued liabilities	9,247	11,098
Advances received	3,296	—
Current portion of long-term debt	2,242	3,500
Current portion of deferred revenue	2,186	1,519

Total current liabilities	37,277	22,608

Long-term debt, less current portion	5,455	698
Deferred revenue, less current portion	500	500
Other long-term liabilities	360	264

Total liabilities	43,592	24,070

Stockholders’ equity:
Common stock	48	26
Additional paid-in capital	439,082	202,365
Deferred stock compensation	(1,249)	(1,171)
Accumulated other comprehensive income (loss)	(215)	65
Accumulated deficit	(259,819)	(152,619)

Total stockholders’ equity	177,847	48,666

Total liabilities and stockholders’ equity	$221,439	$72,736